Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171996) and Form S-3 (No. 333-220491) of The First Bancshares, Inc. of our report dated February 21, 2018, with respect to the consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 of Southwest Banc Shares, Inc. and Subsidiary appearing in this Current Report on Form 8-K/A.

Birmingham, Alabama

May 17, 2018